UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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American Century Capital Portfolios, Inc. (Name of Registrant as Specified in Charter)
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INFORMATION STATEMENT

American Century Capital Portfolios, Inc.

AC Alternatives Equity Fund
AC Alternatives Income Fund

4500 Main Street
Kansas City, Missouri 64111

Information Statement is available at www.americancentury.com

American Century Capital Portfolios, Inc. (the “Corporation”) is furnishing this Information Statement with respect to the AC Alternatives Equity Fund and AC Alternatives Income Fund (each a “Fund” and collectively the “Funds”) to shareholders to notify you of the approval by the Board of Directors of new subadvisory agreements (“New Subadvisory Agreements”) between American Century Investment Management, Inc. (“ACIM” or the “Advisor”), the investment advisor to the Funds, and Sankaty Advisors, LLC (“Sankaty”), Third Avenue Management LLC (“Third Avenue”), and Sirios Capital Management, L.P. (“Sirios” and collectively with Sankaty and Third Avenue, the “New Subadvisors”) , who have been retained by the Advisor to perform certain investment advisory services for the Funds. This Information Statement is being provided to shareholders pursuant to the terms of an exemptive order that the Corporation has received from the United States Securities and Exchange Commission (“SEC”) that allows certain subadvisor changes to be made without shareholder approval (the “Manager of Managers Order”). Subject to certain conditions, the Manager of Managers Order allows the Advisor, with the approval of the Corporation’s Board of Directors (the “Board”), to select subadvisors and to enter into new subadvisory agreements without obtaining shareholder approval. The Information Statement, which must be sent to shareholders within 90 days of hiring a new subadvisor, is being mailed on or about July 23, 2015 to shareholders of record as of July 22, 2015. The Advisor will pay the costs associated with preparing and distributing this Information Statement to shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY
INTRODUCTION
Each Fund is a multi-manager fund, which means that the Advisor has retained several subadvisors, each employing its own particular investment strategy, to manage and make investment decisions with respect to the Fund’s assets. Perella Weinberg Partners Capital Management LP (“PWP”) has been engaged by the Advisor to identify and recommend other underlying subadvisors to manage distinct investment strategies within the Funds. PWP uses a flexible and opportunistic investment strategy that allocates assets among underlying subadvisors with expertise in a particular investment strategy, and supplements those strategies with its own direct investment management and hedging strategies. PWP also provides tactical allocation of assets among the various underlying subadvisors and a framework for the risk management and investment monitoring of the Funds. The Advisor provides oversight of each of these functions.
The AC Alternatives Equity Fund pursues its investment objective by combining several equity-oriented investment strategies in the pursuit of returns with lower correlation to the traditional equity markets. This alternative approach seeks to provide less volatility than traditional equity investments over the full market cycle. The AC Alternatives Income Fund pursues its investment objective by focusing primarily on asset classes and strategies that generate current income and will invest primarily in income-generating securities. Specifically, the fund will combine several distinct strategies designed to capture current yield from a variety of income producing securities with an additional focus on seeking to protect investor purchasing power through capital appreciation.
PWP may make recommendations to the Advisor to hire and/or replace underlying subadvisors from time to time. To identify underlying subadvisors, PWP uses various selection criteria, which include investment capability, alignment with fund objectives, ability to complement the styles of other subadvisors to achieve each Fund’s objective and other factors. The Advisor will then determine which underlying subadvisor selections are recommended to the Funds’ Board for approval. In making allocation decisions regarding underlying subadvisors, PWP and the Advisor perform due diligence on both investment and general business aspects of the underlying subadvisor. This analysis considers, among other factors, the manager’s investment philosophy and process, historical track record, infrastructure, risk management capabilities, and organizational stability. PWP and the Advisor also consider the outlook for an underlying subadvisor’s investment strategy given current and future capital market and economic conditions. The Advisor may decide to terminate an allocation to an underlying subadvisor or investment strategy when it no longer believes the underlying subadvisor can contribute favorably towards the overall desired risk and return profile for the Fund. Such decisions could be based on a recommendation from PWP, a change in current or expected capital market and economic conditions, key employee turnover, or a change in the manager’s investment or risk management process, among other factors.
Based on its review and PWP’s recommendation, the Advisor has determined to hire the New Subadvisors to manage certain Fund assets as indicated in the table below:

New Subadvisor	Applicable Fund
Sankaty Advisors, LLC	AC Alternatives Income Fund
Sirios Capital Management, L.P.	AC Alternatives Equity Fund
Third Avenue Management LLC	AC Alternatives Income Fund

NEW SUBADVISORS
Sankaty Advisors, LLC
At a meeting held on March 3, 2015, and pursuant to PWP’s and the Advisor’s recommendation, the Board approved Sankaty as an underlying subadvisor for the AC Alternatives Income Fund and approved a related subadvisory agreement. The agreement did not become effective, however, and Sankaty was not added to the Fund’s lineup of underlying subadvisors until May 15, 2015.
Sankaty is located at 200 Clarendon St., Boston, Massachusetts 02116. Sankaty is the credit affiliate of Bain Capital, LLC.  Sankaty is a $25 billion global credit specialist founded in 1998. Headquartered in Boston, with offices in Chicago, New York, London, Australia and Hong Kong, Sankaty employs 239 people as of March 31, 2015, including 114 investment professionals. Sankaty intends to invest in a wide range of securities, including leveraged loans, high-yield bonds, and structured credit securities. The strategy may also employ hedging techniques. Sankaty will allocate to various sectors of the credit markets on a dynamic basis based on their views of risk and reward. The firm’s investment process begins by analyzing the attractiveness of industries and ends with the company and security-level analysis. Sankaty’s philosophy is to build a well-diversified portfolio of positions in quality high-yield credits and add value through superior security selection and most importantly by avoiding defaults. Sankaty takes a bottom-up, fundamentally driven investment approach that leverages the depth and experience of their large team to rigorously analyze credits.
Sankaty will manage a corporate credit strategy for the Fund that involves purchasing fixed-income corporate securities, including securities that are rated below investment grade (also known as “high-yield securities” or “junk bonds”). Investments in this strategy may also include mortgage and other asset-backed securities, floating rate bank loans, loan participations and other floating rate debt securities, such as collateralized loan obligations (also known as CLOs).
Sankaty Subadvisory Agreement
Under the subadvisory agreement, subject to the supervision and oversight of the Advisor, Sankaty, with respect to the portion of the Fund allocated to it by PWP (“Sankaty Assets”), will conduct a continual program of investment and make investment decisions with respect to the Sankaty Assets, place purchase and sale orders on behalf of the Fund (subject to the duty of best execution) and maintain such books and records as required by the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The Advisor will vote the Fund’s investment securities in accordance with the Fund’s proxy voting policies and procedures. Sankaty will not be responsible for voting such securities, but upon reasonable request by the Advisor will assist the Advisor in determining how securities shall be voted. Sankaty’s investment authority is subject to the Fund’s registration statement, the Fund’s investment policy statement and the investment guidelines for the Sankaty Assets, other written policies of the Fund, applicable laws and regulations and the oversight of the Board of Directors, the Advisor and PWP.
Under the subadvisory agreement, neither Sankaty nor any officer, director, partner, agent, employee of controlling person (“Subadvisor Parties”) of Sankaty shall be liable for any claims, costs, loss, liability judgment, fine, settlement, damage or expense arising out of the subadvisory agreement (“Losses”) due solely to a mistake of investment judgment, but shall be liable for any Losses which are incurred by reason of an act or omission of itself or any Subadvisor Parties if such act or omission involves willful malfeasance, bad faith, gross negligence or reckless disregard, or breach of its duties or obligations hereunder, whether express or implied. The Agreement provides that nothing in the Agreement, however, relieves Sankaty from any of its obligations or duties that may not by law be limited or waived.
In consideration of the services provided by Sankaty with respect to the Sankaty assets, the Advisor will pay Sankaty a management fee that shall be payable quarterly in arrears on or before the 30th calendar day following the end of each applicable quarter.
The subadvisory agreement became effective as of May 15, 2015 and shall continue in effect for a period of two years from such date, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuance is specifically approved by the Board of Directors.
The subadvisory agreement may be terminated on 60 days’ prior written notice to Sankaty (i) by the Board of Directors, (ii) by a vote of holders of a majority of the Fund’s outstanding voting securities, or (iii) by the Advisor. The subadvisory agreement may be terminated by Sankaty upon 60 days’ prior written notice to the Advisor and the Corporation. The subadvisory agreement shall terminate automatically upon the termination of the management agreement between the Advisor and the Corporation. The subadvisory agreement shall also terminate automatically in the event of its assignment, as such term is defined in Section 2(a)(4) of the Investment Company Act of 1940.
Sirios Capital Management, L.P.
At a meeting held on June 9, 2015, and pursuant to PWP’s and the Advisor’s recommendation, the Board approved Sirios as an underlying subadvisor for the AC Alternatives Equity Fund and approved a related subadvisory agreement. Sirios, founded in 1999, is a fundamentally-driven investment firm located at One International Place, Boston, MA. John F. Brennan, Jr. is the Managing Director and co-founder. Sirios provides investment advisory services on a discretionary basis to a variety of clients, including mutual funds, private funds, and UCITS.
Sirios will manage a long/short equity strategy for the Fund that involves long and short investing, based on fundamental evaluations, research and various analytical measurements, in equity and equity-equivalents. These strategies may take both long and short positions in equity securities issued by companies across all market capitalizations, in both the U.S. and non-U.S. markets based on whether the underlying subadvisor believes the securities are likely to increase or decrease in value, respectively.
Sirios Subadvisory Agreement
Under the subadvisory agreement, subject to the supervision and oversight of the Advisor, Sirios, with respect to the portion of the Fund allocated to it by PWP (“Sirios Assets”), will conduct a continual program of investment and make investment decisions with respect to the Sirios Assets, place purchase and sale orders on behalf of the Fund (subject to the duty of best execution) and maintain such books and records as required by the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The Advisor will vote the Fund’s investment securities in accordance with the Fund’s proxy voting policies and procedures. Sirios will not be responsible for voting such securities, but upon reasonable request by the Advisor will assist the Advisor in determining how securities shall be voted. Sirios’ investment authority is subject to the Fund’s registration statement, the Fund’s investment policy statement and the investment guidelines for the Sirios Assets, other written policies of the Fund, applicable laws and regulations and the oversight of the Board of Directors, the Advisor and PWP.
Under the subadvisory agreement, neither Sirios nor any officer, director, partner, agent, employee of controlling person (“Subadvisor Parties”) of Sirios shall be liable for any claims, costs, loss, liability judgment, fine, settlement, damage or expense arising out of the subadvisory agreement (“Losses”) due solely to a mistake of investment judgment, but shall be liable for any Losses which are incurred by reason of an act or omission of itself or any Subadvisor Parties if such act or omission involves willful malfeasance, bad faith, gross negligence or reckless disregard, or breach of its duties or obligations hereunder, whether express or implied. The Agreement provides that nothing in the Agreement, however, relieves Sirios from any of its obligations or duties that may not by law be limited or waived.
In consideration of the services provided by Sirios with respect to the Sirios Assets, the Advisor will pay Sirios a management fee that shall be payable monthly in arrears on or before the 30th calendar day following the end of each applicable month.
The subadvisory agreement became effective as of June 11, 2015 and shall continue in effect for a period of two years from such date, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuance is specifically approved by the Board of Directors.
The subadvisory agreement may be terminated on 60 days’ prior written notice to Sirios (i) by the Board of Directors, (ii) by a vote of holders of a majority of the Fund’s outstanding voting securities, or (iii) by the Advisor. The subadvisory agreement may be terminated by Sirios upon 60 days’ prior written notice to the Advisor and the Corporation. The subadvisory agreement shall terminate automatically upon the termination of the management agreement between the Advisor and the Corporation. The subadvisory agreement shall also terminate automatically in the event of its assignment, as such term is defined in Section 2(a)(4) of the Investment Company Act of 1940.
Third Avenue Management LLC
At a meeting held on June 9, 2015, and pursuant to PWP’s and the Advisor’s recommendation, the Board approved Third Avenue as an underlying subadvisor for the AC Alternatives Income Fund and approved a related subadvisory agreement. Third Avenue is located at 622 Third Avenue, 32nd Floor, New York, New York 10017. Third Avenue or its predecessor entity has been an investment adviser to mutual funds since its organization in 1986. Third Avenue adheres to a strict value discipline in selecting securities and other instruments. This means seeking investments whose market prices are low in relation to what Third Avenue believes is their intrinsic value and/or whose total return potential is considered by Third Avenue to be high. Third Avenue identifies investment opportunities through intensive research of individual companies and, generally, does not focus on stock market conditions or other macro factors.
Third Avenue will manage a real estate strategy for the Fund that focuses investments in equities, debt and hybrid securities issued by companies which own significant real estate assets or derive a significant portion of gross revenues or net profits from real estate or real estate-related companies at the time of investment (collectively, “real estate companies”). The strategy may also acquire senior securities, such as preferred stocks and debt instruments (including high-yield, distressed and mortgage-backed securities that may be in default and may have any or no credit rating) of real estate companies or loans secured by real estate or real estate-related companies that the advisor believes have above-average yield potential.

Third Avenue Subadvisory Agreement
Under the subadvisory agreement, subject to the supervision and oversight of the Advisor, Third Avenue, with respect to the portion of the Fund allocated to it by PWP (“Third Avenue Assets”), will conduct a continual program of investment and make investment decisions with respect to the Third Avenue Assets, place purchase and sale orders on behalf of the Fund (subject to the duty of best execution) and maintain such books and records as required by the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The Advisor will vote the Fund’s investment securities in accordance with the Fund’s proxy voting policies and procedures. Third Avenue will not be responsible for voting such securities, but upon reasonable request by the Advisor will assist the Advisor in determining how securities shall be voted. Third Avenue’s investment authority is subject to the Fund’s registration statement, the Fund’s investment policy statement and the investment guidelines for the Third Avenue Assets, other written policies of the Fund, applicable laws and regulations and the oversight of the Board of Directors, the Advisor and PWP.
Under the subadvisory agreement, neither Third Avenue nor any officer, director, partner, agent, employee of controlling person (“Subadvisor Parties”) of Third Avenue shall be liable for any claims, costs, loss, liability judgment, fine, settlement, damage or expense arising out of the subadvisory agreement (“Losses”) due solely to a mistake of investment judgment, but shall be liable for any Losses which are incurred by reason of an act or omission of itself or any Subadvisor Parties if such act or omission involves willful malfeasance, bad faith, gross negligence or reckless disregard, or breach of its duties or obligations hereunder, whether express or implied. The Agreement provides that nothing in the Agreement, however, relieves Third Avenue from any of its obligations or duties that may not by law be limited or waived.
In consideration of the services provided by Third Avenue with respect to the Third Avenue assets, the Advisor will pay Third Avenue a management fee that shall be payable quarterly in arrears on or before the 30th calendar day following the end of each applicable quarter.
The subadvisory agreement became effective as of June 11, 2015 and shall continue in effect for a period of two years from such date, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuance is specifically approved by the Board of Directors.
The subadvisory agreement may be terminated on 60 days’ prior written notice to Third Avenue (i) by the Board of Directors, (ii) by a vote of holders of a majority of the Fund’s outstanding voting securities, or (iii) by the Advisor. The subadvisory agreement may be terminated by Third Avenue upon 60 days’ prior written notice to the Advisor and the Corporation. The subadvisory agreement shall terminate automatically upon the termination of the management agreement between the Advisor and the Corporation. The subadvisory agreement shall also terminate automatically in the event of its assignment, as such term is defined in Section 2(a)(4) of the Investment Company Act of 1940.
BOARD CONSIDERATION OF NEW SUBADVISORS
At meetings held on March 3, 2015 and June 9, 2015, the Funds’ Board considered and approved subadvisory agreements (“New Subadvisory Agreements”) between the Advisor and each New Subadvisor with respect to the applicable Fund. In approving each New Subadvisory Agreement, the Board considered the following criteria relevant to each New Subadvisor:
 Sankaty

•	The nature, extent, and quality of the investment management services to be provided to the Fund;

•	Sankaty’s breadth of experience in management of structured credit investment strategies, including bank loans, collateralized loan obligations and other high-yield assets;

•	The expected liquidity of the securities held in Sankaty’s portfolio;

•	Data comparing the performance of Sankaty’s high income portfolio to an appropriate benchmark;

•	The compliance policies, procedures, and regulatory experience of Sankaty; and

•	PWP’s proposed investment guidelines for Sankaty’s management of the AC Alternatives Income Fund.
Sirios

•	The nature, extent, and quality of the investment management services to be provided to the Fund;

•	Sirios’ breadth of experience in management of long/short equity investment strategies;

•	The expected liquidity of the securities held in Sirios’ portfolio;

•	Data comparing the performance of Sirios’ flagship portfolio to an appropriate benchmark;

•	The compliance policies, procedures, and regulatory experience of Sirios, including management of other 1940 Act registered investment companies; and

•	PWP’s proposed investment guidelines for Sirios’ management of the AC Alternatives Equity Fund.

Third Avenue

•	The nature, extent, and quality of the investment management services to be provided to the Fund;

•	Third Avenue’s breadth of experience in management of real estate investment strategies;

•	The expected liquidity of the securities held in Third Avenue’s portfolio;

•	Data comparing the performance of Third Avenue’s Real Estate Fund to an appropriate benchmark;

•	The compliance policies, procedures, and regulatory experience of Third Avenue, including management of its own proprietary 1940 Act registered investment companies; and

•	PWP’s proposed investment guidelines for Sirios’ management of the AC Alternatives Equity Fund.
The Board also received a recommendation from ACIM and PWP to approve each New Subadvisor, which included a presentation covering an investment overview of each New Subadvisor and a review of the due diligence conducted by ACIM and PWP with respect to each New Subadvisor.
Under each New Subadvisory Agreement, the New Subadvisor is responsible for managing a portion of the investment operations and composition of the applicable Fund, including the purchase, retention, and disposition of the investments held by the Fund. In performing its evaluation, the Board considered information received in connection with the approval of the New Subadvisory Agreement, as well as information to be provided on an ongoing basis at its regularly scheduled Board and committee meetings. The Board considered the profitability of the New Subadvisors, and determined to defer any review of profitability of each New Subadvisory Agreement to the relevant New Subadvisor until the New Subadvisor had served in that capacity for a reasonable amount of time. The Board acknowledged that the subadvisory fees to be paid to each of the New Subadvisors is paid from the unified fee of the Advisor as a result of arm’s length negotiations. The Board also considered the independence of each of the New Subadvisors from the Advisor and PWP.
After considering all information presented, and while no single factor was determinative, the Board, assisted by the advice of independent legal counsel, concluded that each New Subadvisory Agreement be approved.
ADDITIONAL INFORMATION
Service Providers
ACIM, a Delaware corporation registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, is the Funds’ investment adviser. Jonathan Thomas, President and Director of the Funds, also serves as an Executive Vice President and Director of ACIM. American Century Investment Services, Inc., a registered broker-dealer, serves as the Funds’ principal underwriter. American Century Services, LLC serves as the Funds’ transfer agent and administrator. ACIM, ACS and ACIS are located at 4500 Main Street, Kansas City, Missouri 64111 and are wholly owned, directly or indirectly, by American Century Companies, Inc. (“ACC”). The Stowers Institute for Medical Research (SIMR) controls ACC by virtue of its beneficial ownership of more than 25% of the voting securities of ACC. SIMR is part of a not-for-profit biomedical research organization dedicated to finding the keys to the causes, treatments and prevention of disease.
The Advisor has entered into an Administration Agreement with State Street Bank and Trust Company (SSB) to provide certain fund accounting, fund financial reporting, tax and treasury/tax compliance services for the Funds, including striking the daily net asset value for each Fund. While ACS continues to serve as the administrator of the Funds, SSB provides sub-administrative services that were previously undertaken by ACS. SSB is located at State Street Financial Center, One Lincoln Street, Boston, MA 02111.
For the period from May 29, 2015 (fund inception ) to June 30, 2015, the AC Alternatives Income Fund paid the Advisor a unified management fee of 2.00% for the Investor, A, C and R Class, a unified management fee of 1.80% for the Institutional Class, and a unified management fee of 1.65% for the R6 Class. This resulted in the payments of $32,851.64 for the Investor Class, $16,342.51 for the A Class, $16,337.75 for the C Class, $3,268.21 for the R Class, $8,826.49 for the Institutional Class and $2,697.15 for the R6 Class. For the period from May 29, 2015 (fund inception) to June 30, 2015, the Advisor paid investment advisory fees to non-affiliated subadvisors in the amount of $46,621.25, which represents 1.14% of the AC Alternatives Income Fund’s net assets.
The unified management fees paid by the AC Alternatives Income Fund to the Advisor will be 2.00% for the Investor, A, C and R Class, 1.80% for the Institutional Class, and 1.65% for the R6 Class. The aggregate fees paid to the non-affiliated subadvisors will be 1.14% of the Fund’s net assets.
Because the AC Alternatives Equity Fund has not commenced investment operations as of the date of this information statement, no advisory fees have been paid to ACIM or to a subadvisor with respect to that Fund. The unified management fees paid by the Fund to the Advisor will be 2.40% for the Investor, A, C and R Class, 2.20% for the Institutional Class, and 2.05% for the R6 Class.
As of the date of this information statement, the Funds have not paid any commissions to affiliated broker-dealers for portfolio transactions.
The principal shareholders of the Funds are set forth on Exhibit A.

Additional Information about the New Subadvisors
Sankaty Advisors, LLC
Sankaty is an SEC registered investment advisor located at 200 Clarendon St., Boston, Massachusetts 02116. Sankaty is controlled by its parent, Bain Capital, LLC. Bain Capital, LLC is owned by its managing directors. The principal executive officers, directors and general partners of Sankaty as of the date of this document are set forth in the table below. The business address of each person is 200 Clarendon St., Boston, Massachusetts 02116.

Name	Position with Sankaty[1]
Jonathan Lavine	Managing Partner, CIO
Jeff Hawkins	COO
Sally Fassler	CFO
Ranesh Ramanathan	General Counsel
Stuart Davies	CIO, Opportunistic Credit
Jon DeSimone	CIO, Performing Credit
Mike Ewald	Head of Middle Market Group
Jamie Kellogg	Head of Trading
Dave McCarthy	Chief Risk Officer
Tim Barns	Chief Credit Officer
Jeff Robinson	Portfolio Manager
Chris Linneman	Opportunistic Credit
Kathy Rockey	Chief Administrative Officer
1 None of the principal executive officers of Sankaty listed above have other principal employment other than his or her respective position(s) with Sankaty and its affiliates.

Sirios Capital Management, L.P.
Sirios is an SEC registered investment advisor located at One International Place, Boston, Massachusetts 02110. Sirios Associates, L.L.C. serves as the sole general partner of Sirios. John F. Brennan, Jr. is the sole member of Sirios Associates, L.L.C. Mr. Brennan co-founded Sirios in 1999 and currently serves as its Managing Director. The principal executive officers, directors and general partners of Sirios as of the date of this document are set forth in the table below. The business address of each person is One International Place, Boston, Massachusetts 02110.

Name	Position with Sirios[1]
Sirios Associates, L.L.C.	General Partner
John F. Brennan, Jr.	Sole member of Sirios Associates, L.L.C.; Managing Director and Portfolio Manager of Sirios Capital Management, L.P.
1 None of the principal executive officers of Sirios listed above have other principal employment other than his or her respective position(s) with Sirios and its affiliates.

Third Avenue Management LLC
Third Avenue is an SEC registered investment advisor located at 622 Third Avenue, 32nd Floor, New York, New York 10017. Third Avenue is controlled by its ultimate parent corporation, Affiliated Managers Group, Inc., a publicly traded company. The principal executive officers, directors and general partners of Third Avenue as of the date of this document are set forth in the table below. The business address of each person is 622 Third Avenue, 32nd Floor, New York, New York 10017.

Name	Position with Third Avenue[1]
David, M. Barse	CEO
W. James Hall	General Counsel & Secretary
Vincent J. Dugan	Chief Financial Officer / Chief Operating Officer
Joseph J. Reardon	Chief Compliance Officer
Third Avenue Holdings Delaware LLC	Equityholder of Third Avenue Management LLC
El-Train Acquisition LLC	Equityholder and Managing Member of Third Avenue Holdings Delaware LLC
AMG New York Holdings Corp.	Equityholder of El-Train Acquisition LLC
Affiliated Managers Group, Inc.	Equityholder of AMG New York Holdings Corp.
1 None of the principal executive officers of Third Avenue listed above have other principal employment other than his or her respective position(s) with Third Avenue and its affiliates.

Reports to Shareholders
You may obtain a free copy of the Funds’ annual reports and semiannual reports, and you may ask questions about the Funds or your accounts, online at americancentury.com, by contacting American Century Investments at the addresses or telephone numbers listed below or by contacting your financial intermediary.

Retail Investors P.O. Box 419200 Kansas City, Missouri 64141-6200 1-800-345-2021 or 816-531-5575	Financial Professionals P.O. Box 419385 Kansas City, Missouri 64141-6385 1-800-345-6488

Exhibit A

Principal Shareholders

As of June 30, 2015, the following shareholders owned more than 5% of the outstanding shares of a class of the Funds. The table shows shares owned of record. Beneficial ownership of which American Century Investments is aware, if any, appears in a footnote to the table. Because AC Alternatives Equity Fund has not yet commenced investment operations, it does not currently have principal shareholders.

Fund/ Class	Shareholder	Percentage of Outstanding Shares Owned of Record
AC Alternatives Income
Investor Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
Institutional Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
A Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
C Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
R Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
R6 Class
	PWP Agility II Holdings LP Partnership New York, New York	50%
	American Century Investment Management Inc. Kansas City, Missouri Shares owned of record and beneficially	50%
The Funds are unaware of any other shareholders, beneficial or of record, who own more than 5% of any class of each Fund’s outstanding shares or who owns more than 25% of the voting securities of the corporation. A shareholder owning beneficially more than 25% of the corporation’s outstanding shares may be considered a controlling person. The vote of any such person could have a more significant effect on matters presented at a shareholders’ meeting than votes of other shareholders. As of June 30, 2015, the officers and directors of the Funds, as a group, owned less than 1% of any class of the Funds’ outstanding shares.

American Century Capital Portfolios, Inc.

AC Alternatives Equity Fund
AC Alternatives Income Fund

4500 Main Street
Kansas City, Missouri 64111

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the AC Alternatives Equity Fund and AC Alternatives Income Fund (the “Funds”), each a series of American Century Capital Portfolios, Inc. (the “Corporation”). We encourage you to access and review all of the important information contained in the information statement.
The Information Statement details recent subadvisor additions relating to the Funds. Specifically, the Board of Directors of the Corporation (the “Board”) has approved the selection of Sankaty Advisors, LLC (“Sankaty”), Third Avenue Management LLC (“Third Avenue”), and Sirios Capital Management, L.P. (“Sirios” and collectively with Sankaty and Third Avenue, the “New Subadvisors”), who have been retained by the American Century Investment Management, Inc. (“Advisor”) to perform certain investment advisory services for the Funds. The selection of Sankaty became effective May 15, 2015 and the selection of Sirios and Third Avenue became effective June 11, 2015. The Corporation has received an exemptive order for the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadvisor changes to be made without shareholder approval (the “Manager of Mangers Order”). Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The Manager of Managers Order instead requires that this Information Statement be sent to you.
The full information statement will be available on the Funds’ website at www.americancentury.com/content/americancentury/direct/en/investment-products/mutual-funds/mutual-fund-details/documents-insights/ac-alternatives-income.html, until October 29, 2015. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting American Century Investments at the addresses or telephone numbers listed below or by contacting your financial intermediary.

Retail Investors P.O. Box 419200 Kansas City, Missouri 64141-6200 1-800-345-2021 or 816-531-5575	Financial Professionals P.O. Box 419385 Kansas City, Missouri 64141-6385 1-800-345-6488

Investment Company Act File No. 811-7822
CL-SAI-86565   1507